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                              EMPLOYMENT AGREEMENT


      AGREEMENT dated as of May 3, 1999 between IBS Interactive, Inc., a Delaware corporation (the "Company") with its corporate offices at 2 Ridgedale Avenue, Suite 350, Cedar Knolls, New Jersey 07927, and Frank R. Altieri, Jr. (the "Executive") residing at 20 McKinley Drive, Kinnelon, New Jersey 07405.

                                    RECITALS

1. Executive is currently employed by the Company pursuant to an Employment Agreement dated April 30, 1998 (the "Current Agreement").

2. The parties hereto desire to terminate the Current Agreement and provide for the continued employment of Executive upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.    EMPLOYMENT; TERM; MILITARY LEAVE.

      (a) EMPLOYMENT Subject to the terms and conditions set forth herein, the Company agrees to employ and Executive agrees to serve as the Company's Chief Information Officer to perform such services, including but not limited to managing the Company's Internet services, including construction and operation of the Company's network, and have such powers and authority as are specified in the Company's Restated By-Laws, as in effect from time to time, or as may be assigned to Executive by the Company's Board of Directors, PROVIDED, THAT, the same is not inconsistent with such position. Executive agrees that he will use his full business time to promote the interests of the Company and its affiliates and to fulfill his duties hereunder. Nothing in this Agreement shall, however, preclude Executive from engaging, so long as, in the reasonable determination of the Company's Board of Directors, such activities do not interfere with the execution of his duties and responsibilities hereunder, in charitable and community affairs, from managing any passive investment made by Executive in publicly traded equity securities or other property (PROVIDED, THAT, no such investment may exceed 5% of the equity of any entity, without the prior approval of the Company's Board of Directors) or from serving, subject to the prior approval of the Company's Board of Directors, as a member of boards of directors or as a trustee of any other corporation, association or entity. For purposes of the preceding sentence, any approval of the Company's Board of Directors required herein shall not be unreasonably withheld.

      (b) TERM. The term of Executive's employment pursuant to this Agreement shall commence on May 1, 1999 (the "Effective Date") and shall continue thereafter for a period of four years unless sooner terminated under Section 3. The Company and Executive agree that on the Effective Date, the Current Agreement will be superseded by this Agreement. This Agreement shall automatically renew for one (1) successive four (4) year period; PROVIDED,


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HOWEVER,  that this  Agreement  shall  expire on April  30,  2003 if either  the
Company or Executive has given the other party hereto written notice at least six (6) months prior to such date that this Agreement will not be renewed.

      (c) MILITARY LEAVE. Executive shall be entitled to all the protection and benefits afforded by any laws relating to any future compulsory military service to which Executive may be called, and this Agreement shall be deemed subject to the provisions of any such law. Upon the submission to the Company of proof of having been called for military service, Executive will be granted a leave of absence for the duration of such service.

2. COMPENSATION. During the employment term under this Agreement, the Company shall compensate Executive as follows:

      (a) BASE SALARY. Subject to adjustment as set forth below, the Company will pay Executive an annual salary at a rate of $115,000 per year, payable in substantially equal monthly installments, or more frequently in accordance with Company's usual payroll policy. On each anniversary of the Effective Date, Executive's then existing base salary will automatically increase at the rate of 10% per year and in the discretion of the Compensation Committee (or Board of Directors, if at the time there shall be no Compensation Committee) at such additional rate or amounts as the Compensation Committee shall deem appropriate. Any such increases granted in the discretion of the Compensation Committee will be retroactive to the beginning of the then current fiscal year. The Company will review annually Executive's performance and compensation.

      (b)  PERFORMANCE  BONUS.   Executive  shall  be  entitled  to  such  bonus
compensation as the Compensation Committee deems appropriate. Such bonus compensation shall be based, in part, on the achievement of certain performance criteria established by the Compensation Committee.

      (c) BENEFITS. Executive will be eligible to participate in all benefit programs of the Company for which senior executive personnel are eligible.

      (d) VACATION. Executive will be entitled each year to vacation for a period or periods not inconsistent with the normal policy of Company in effect from time to time, but in any event not less than twenty vacation days each year and to such holidays as may be customarily afforded to its employees by the Company, during which periods Executive's compensation shall be paid in full.

      (e) STOCK OPTIONS. On June 4, 1999, Executive shall receive an award, pursuant to the Company's 1999 Stock Option Plan, of 2,142 options to purchase Common Stock. Such options shall vest pursuant to the terms of the Stock Option Plan.

       (f)  REIMBURSEMENT OF EXPENSES.

            (i) All reasonable travel and entertainment expenses incurred by Executive in the course of fulfilling this Agreement or otherwise

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       promoting  the  Company  and  its  business  shall  be  reimbursed by the
       Company.  Such   reimbursement   shall  be  made  to  Executive  promptly
       following submission to the Company of receipts and other documentation of such expenses reasonably satisfactory to the Company.

            (ii) In addition to the expenses  reimbursable pursuant to paragraph
       (i) above, the Company shall also pay to Executive a monthly allowance of $400 for automobile expenses, PROVIDED, HOWEVER, that the Company shall be entitled to withhold from such allowance, any amounts required to be withheld by applicable federal, state or local tax laws.

3.    TERMINATION.

      (a)   DEATH  AND  LEGAL  INCAPACITY.   Executive's   employment  hereunder
shall terminate upon Executive's death or legal incapacity.

      (b) DISABILITY. Executive's employment hereunder may be terminated by the Company in the event of Executive's physical or mental incapacity or inability to perform his duties as contemplated under this Agreement for a period of at least one hundred twenty (120) consecutive days. Until such termination occurs, Executive shall continue to receive his base salary as then in effect, provided, however, that such salary shall be reduced to the extent of any short-term disability benefits provided to Executive under a short-term disability plan sponsored by the Company. The determination of disability shall be made by an independent physician selected by the Compensation Committee and approved by Executive or his legal representative.

      (c) FOR CAUSE. The termination of Executive's employment hereunder upon the occurrence of any of the following events shall be deemed to be a termination for Cause ("Cause"):

            (i) Executive's intentional breach of any provision hereof, provided such breach has a material adverse effect on the Company and is not cured within twenty days after written notice thereof from the Company or, if such breach is not curable within such twenty-day period, the cure does not commence within such twenty-day period;

            (ii) Executive's intentional violation of any other duty or obligation owed by Executive to the Company which has a material adverse effect on the Company, as determined by the Board of Directors, if such violation is not cured within twenty days after written notice thereof from the Company or, if such violation is not curable within such twenty-day period, the cure does not commence within such twenty-day period;

            (iii) Executive is convicted or pleads guilty or nolo contendre to any felony (other than traffic violation) or any crime involving fraud, dishonesty or misappropriation;

            (iv) Executive willfully fails to perform and discharge his duties hereunder in a competent manner and such failure shall continue for a period in excess of twenty days after written notice thereof specifying the failures is given by the Company to Executive.

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            (v) Executive  willfully  engages in misconduct that causes material harm to the Company and such misconduct shall continue for a period in excess of twenty days after written notice thereof specifying such misconduct and the resulting harm is given by the Company to Executive.

      (d) CONSENT OF DIRECTORS. Termination of this Agreement by the Company for reasons other than: (i) for Cause or (ii) Executive's death, legal capacity or disability must be approved by a vote of 2/3 of the members of the Company's Board of Directors.

      (e) FOR GOOD REASON. Executive shall be deemed to terminate his employment for good reason ("Good Reason") if such termination occurs within six months after:

                  (i) written notice of a failure by the Company to comply with any material provision of this Agreement which failure has not been cured within twenty days after such written notice of noncompliance has been given by Executive to the Company, or

                  (ii) a significant diminishment in the nature or scope of the authority, power, function or duty attached to the position which Executive maintains as of the Effective Date without the express written consent of Executive, and which is not remedied by the Company within twenty days after Executive's notice to the Company of his reasonable objection thereto, or

                  (iii) Executive is relocated more than 40 miles from the Company's office in Cedar Knolls, New Jersey without his prior written consent.

      (f)   EFFECT OF TERMINATION.

            (i) If Executive terminates his employment for Good Reason, or if the Company terminates Executive's employment for reasons other than for Cause, Executive's death, legal incapacity or disability, the obligations of Executive under this Agreement will terminate except that the covenants contained in Section 4(a) shall continue indefinitely, and the obligations in this section shall continue pursuant to their terms. In such event, for a period of two years after the date of Executive's termination, the Company shall pay Executive, in accordance with customary payroll procedures, Executive's base salary as then in effect and, in addition, any Performance Bonus that Executive would have earned in the year he was terminated, prorated as of the date of termination. For such two-year period, the Company shall continue to provide medical coverage to Executive under substantially the same terms as were in effect on the date Executive's employment terminated under this provision. Additionally, any and all options, warrants or other securities awarded to Executive pursuant to the Company's 1998 Stock Option Plan or any other similar plan shall, as of the date of Executive's termination, immediately vest and become exercisable and all such options, warrants or other securities shall remain exercisable by Executive for the duration of the period during which the options, warrants or other securities would have remained exercisable if Executive had remained employed by the Company. The amounts payable to Executive under this paragraph shall not be affected in any way

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      by Executive's  acceptance of other employment  during the two-year period described above.

            (ii) Except as otherwise provided herein, if Executive terminates his employment for any reason other than Good Reason or if the Company terminates Executive for Cause, the obligations of Executive and the Company under this Agreement will terminate except that the covenants of Executive contained in Section 4(a) shall continue indefinitely and the covenants of Executive contained in Section 4(d) shall continue until the first anniversary of the date of Executive's termination. In such event, Executive shall be entitled to receive only the compensation hereunder accrued and unpaid as of the date of such termination.

            (iii) If Executive's employment terminates due to a disability, as defined in Section 3(b), the obligations of Executive under this Agreement will terminate except that the covenants contained in Section 4(a) shall continue indefinitely. In such event, for a period of one year after the date of Executive's termination, the Company shall pay Executive, in accordance with customary payroll procedures, Executive's base salary as then in effect, provided, however, that the payment of such salary shall be reduced to the extent of any long-term disability benefits provided to Executive under a long-term disability plan sponsored by the Company. The vesting and exercise of any and all options, warrants or other securities awarded to Executive pursuant to the Company's 1998 Stock Option Plan (or any other similar plan) shall be governed by the terms of such plan. The amounts payable to Executive under this paragraph shall not be affected in any way by Executive's acceptance of other employment during the one-year period described above.

            (iv) No amount payable to Executive pursuant to this Agreement shall be subject to mitigation due to Executive's acceptance or availability of other employment.

4.    RESTRICTIVE COVENANTS; NON-COMPETITION.

      Executive in consideration of his employment hereunder agrees as follows:

      (a) Except as otherwise permitted hereby, or by the Company's Board of Directors, Executive shall treat as confidential and not communicate or divulge to any other person or entity any information related to the Company or its affiliates or the business, affairs, prospects, financial condition or ownership of the Company or any of its affiliates (the "Information") acquired by Executive from the Company or the Company's other employees or agents, except
(i) as may be required to comply with legal proceedings (PROVIDED, THAT, prior to such disclosure in legal proceedings Executive notifies the Company and reasonably cooperates with any efforts by the Company to limit the scope of such disclosure or to obtain confidential treatment thereof by the court or tribunal seeking such disclosure) or (ii) while employed by the Company, as Executive reasonably believes necessary in performing his duties. Executive shall use the Information only in connection with the performance of his duties hereunder, and not otherwise for his benefit or the benefit of any other person or entity. For the purposes of this Agreement, Information shall include, but not be limited to, any confidential information concerning clients, subscribers, marketing,

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business  and  operational  methods  of the  Company or its  affiliates  and its affiliates' clients, subscribers, contracts, financial or other data, technical data or any other confidential or proprietary information possessed, owned or used by the Company. Excluded from Executive's obligations of confidentiality is any part of such Information that: (i) was in the public domain prior to the date of commencement of Executive's employment with the Company or (ii) enters the public domain other than as a result of Executive's breach of this covenant. This Section (4)(a) shall survive the expiration or termination of the other provisions of this Agreement.

      (b) Executive shall fully disclose to the Company all discoveries, concepts, and ideas, whether or not patentable, including, but not limited to, processes, methods, formulas, and techniques, as well as improvements thereof or know-how related thereto (collectively, "Inventions") concerning or relating to the business conducted by the Company and concerning any present or prospective activities of the Company which are published, made or conceived by Executive, in whole or in part, during Executive's employment with the Company.

      (c) Executive shall make applications in due form for United States letters patent and foreign letters patent on such Inventions at the request of the Company and at its expense, but without additional compensation to Executive. Executive further agrees that any and all such Inventions shall be the absolute property of Company or its designees. Executive shall assign to the Company all of Executive's right, title and interest in any and all Inventions, execute any and all instruments and do any and all acts necessary or desirable in connection with any such application for letters patent or to establish and perfect in the Company the entire right, title, and interest in such Inventions, patent applications, or patents, and shall execute any instrument necessary or desirable in connection with any continuations, renewals, or reissues thereof or in the conduct of any related proceedings or litigation.

      (d) During Executive's employment with the Company and for a period of one year after the earlier of the expiration date of this Agreement or the termination of Executive's employment hereunder by the Company for Cause or by Executive (other than for Good Reason or subsequent to a Change in Control under Section 5(a)):

            (i) Executive will not, in any geographical area within which the Company is, at the time of Executive's termination or during the term of Executive's employment, marketing its products or services or conducting other business activities, directly or indirectly, engage in, own or control an interest in (except as a passive investor in publicly held companies and except for investments held at the date hereof) or act as an officer, director, or employee of, or consultant or adviser to, any firm, corporation or institution directly or indirectly that is in competition with the Company or engaged in business activities substantially similar to those conducted by the Company at the time of Executive's termination or during the term of Executive's employment with the Company; and

            (ii) Executive will not recruit or hire any employee of the Company, or otherwise induce such employee to leave the employment of the Company, to become an employee of or otherwise be associated with Executive or any company or business with which Executive is or may become associated.

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5.    CHANGE OF CONTROL.

      In the event of a Change of Control, the following provisions shall apply:

            (a) If within one year after a Change of Control, Executive's employment with the Company (or any entity to which this Agreement may be assigned in connection with such Change of Control) is terminated for any reason other than Executive's death, legal incapacity, or disability, Executive shall be entitled to receive, within 10 days after the termination date, a lump sum payment ("Change of Control Payment") equal to two times the amount of Executive's annual base salary in effect on the date of termination plus any other amounts accrued and unpaid as of such date (i.e., earned bonuses, car allowance, unreimbursed business expenses, and any other amounts due to the Executive under employee benefit or fringe benefit plans of the Company). Notwithstanding the foregoing, if Executive so requests, any Change in Control payment may be paid in substantially equal monthly installments, or more frequently in accordance with the Company's payroll policy. Additionally, any and all options, warrants or other securities awarded to Executive pursuant to the Company's 1998 Stock Option Plan or any other similar plan shall, as of the date of Executive's termination, immediately vest and become exercisable and all such options, warrants or other securities shall remain exercisable by Executive for the duration of the period during which the options, warrants or other securities would have remained exercisable if Executive had remained employed by the Company.

            (b) For purposes of this Section 5, a "Change of Control" shall be deemed to occur upon any of the following events:

                  (1) Any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (i) becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of the Company's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board or (ii) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board, for the election of directors, for any merger or consolidation of the Company or for any other matter or question.

                  (2) During any period of 12 consecutive months (not including any period prior to the adoption of this Section), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive 12-month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Present Directors or New Directors.

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                  (3)  Consummation  of (i) any  consolidation  or merger of the
      Company  in  which  the  Company  is  not  the   continuing  or  surviving
      corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; PROVIDED, THAT, the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

For purposes of this Section 5(b), the rules of Section 318(a) of the Code and the regulations issued thereunder shall be used to determine stock ownership.


            (c) EXCISE TAX GROSS-UP. If Executive becomes entitled to one or more payments (with a "payment" including the vesting of restricted stock, a stock option, or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan or agreement with the Company or any affiliated company (collectively, "Change of Control Payments"), which are or become subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to Executive at the time specified below such amount (the "Gross-up Payment") as may be necessary to place Executive in the same after-tax position as if no portion of the Change of Control Payments and any amounts paid to Executive pursuant to this paragraph 5(c) had been subject to the Excise Tax. The Gross-up Payment shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax. For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed: (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the year in which the Gross-up Payment is to be made; and (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. If the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been used in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made, the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

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            The  Gross-up  Payment  provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Change of Control Payments (or any portion thereof) are subject to the Excise Tax; PROVIDED, HOWEVER, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by counsel or auditors selected by the Company and reasonably acceptable to Executive, of the minimum amount of such payments. The Company shall pay to Executive the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the
Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); PROVIDED, HOWEVER, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Executive
shall   cooperate  with  the  Company  in  any   proceedings   relating  to  the
determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder.

6.    NO VIOLATION.

      Executive warrants that the execution and delivery of this Agreement and the performance of his duties hereunder will not violate the terms of any other agreement to which he is a party or by which he is bound. Additionally,
Executive warrants that Executive has not brought and will not bring to the Company or use in the performance of Executive's responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless Executive has obtained express written authorization from the former employer for their possession and use. Executive represents that he is not and, since the commencement of Executive's employment with the Company has not been a party to any employment, proprietary information, confidentiality, or noncompetition agreement with any of Executive's former employers which remains in effect as the date hereof. The warranties set forth in this Section 6 shall survive the expiration or termination of the other provisions of this Agreement.

7.    BREACH BY EXECUTIVE.

      Both parties recognize that the services to be rendered under this Agreement by Executive are special, unique and extraordinary in character, and that in the event of the breach by Executive of the terms and conditions of this Agreement to be performed by him or in the event Executive performs services for any person, firm or corporation engaged in a competing line of business with Company, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, whether in law or

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

in equity, to, by way of illustration and not limitation, obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Executive, or to enjoin Executive from competing with the Company or, performing services for himself or any such other person, firm or corporation. The Company may obtain an injunction restraining any such breach by Executive and no bond or other security shall be required in connection therewith. The Company and Executive each consent to the jurisdiction of the Superior Court of the State of New Jersey, located in Hackensack, New Jersey, and the United States Federal District Court for the District of New Jersey.

8.    MISCELLANEOUS.

      (a) This Agreement shall be binding upon and inure to the benefit of the Company, its successors, and assigns and may not be assigned by Executive.

      (b) This Agreement contains the entire agreement of the parties hereto and supersedes all prior or concurrent agreements, whether oral or written, relating to the subject matter hereof. This Agreement may be amended only by a writing signed by the party against whom enforcement is sought.

      (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to its conflicts of laws, rules or principles.

      (d) Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person or, if mailed, on the date of deposit in the mails, postage prepaid, to the other party at the respective address of such party set forth herein or to such other address as shall have been specified in writing by either party to the other in accordance herewith.

      (e) The provisions of Sections 4(a), 4(d) and 6 and the other provisions of this Agreement which by their terms contemplate survival of the termination of this Agreement, shall survive termination of this Agreement and be deemed to be independent covenants.

      (f) If any term or provision of this Agreement or its application to any person or circumstance is to any extent invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

      (g) No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other breach of this Agreement theretofore or thereafter occurring. Any waiver of any provision hereof shall be effective only to the extent specifically set forth in the applicable writing. All remedies afforded under this Agreement to any party hereto, by law or otherwise, shall be cumulative and not alternative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other rights or remedies against any other party hereto.

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

      (h) It is the intent of the Company that Executive not be required to incur any legal fees or disbursements associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under this Agreement, or
(ii) the enforcement of his rights under this Agreement, including, without limitation by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits to be extended to Executive hereunder. Accordingly, the Company irrevocably authorizes Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent Executive in connection with the interpretation and/or enforcement of this Agreement, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company, or any Director, officer, stockholder, or any other person affiliated with the Company in any jurisdiction. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by Executive under this
Section 8(h).

9.    INDEMNIFICATION.

      The Company agrees to indemnify Executive to the fullest extent permitted by applicable law, as such law may be hereafter amended, modified or supplemented and to the fullest extent permitted by each of the Company's Restated Certificate of Incorporation and the Company's Restated By-Laws, as from time to time amended, modified or supplemented. The Company further agrees that Executive is entitled to the benefits of any directors and officers liability insurance policy, in accordance with the terms and conditions of that policy, if such a policy is maintained by the Company.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

                                          COMPANY

                                          IBS INTERACTIVE, INC.



                                          By: /s/ Nicholas R. Loglisci, Jr.
                                             _____________________________
                                             Name: Nicholas R. Loglisci, Jr.
                                             Title: Chief Executive Officer &
                                                    President

                                          EXECUTIVE

                                                  /s/ Frank R. Altieri, Jr.
                                                _____________________________
                                                    FRANK R. ALTIERI, JR.





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